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As filed with the Securities and Exchange Commission on January 30, 2017.

Registration No. 333-215531

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Strongbridge Biopharma plc
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant's name into English)

Ireland (State or Other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

900 Northbrook Drive
Suite 200
Trevose, PA 19053
+1 610-254-9200
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Stephen Long, Chief Legal Officer
Strongbridge Biopharma plc
900 Northbrook Drive
Suite 200
Trevose, PA 19053
+1 610-254-9200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Aron Izower
Reed Smith LLP
599 Lexington Avenue, 22nd Floor
New York, NY 10022

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 1 to Form F-3 Registration Statement (File No. 333-215531) is filed solely to file an updated Exhibit 5.1 with respect to such Registration Statement. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly such prospectus has not been included herein.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        The Registrant's memorandum and articles of association contain indemnification for the benefit of the Registrant's directors and executive officers to the fullest extent permitted by Irish law. However, as to the Registrant's directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the Registrant and the director or company secretary. This restriction does not apply to the Registrant's executive officers who are not directors, the company secretary or other persons who would be considered "officers" within the meaning of the Irish Companies Act.

        The Registrant is permitted under its articles of association and the Irish Companies Act to purchase directors' and officers' liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

        The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements may subject to the provisions of the Irish Companies Act require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of its directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at its request.

Item 9.    Exhibits

Exhibit No.		Exhibit Title
5.1		Legal Opinion of Arthur Cox

10.1	*	Securities Purchase Agreement, dated December 22, 2016, by and among Strongbridge Biopharma plc and the several purchasers signatory thereto (incorporated by reference to Exhibit 10.1 of the Form 6-K (File No. 001-37569) filed with the Securities and Exchange Commission on December 23, 2016).

10.2	*	Registration Rights Agreement, dated December 22, 2016, by and among Strongbridge Biopharma plc and the several purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Form 6-K (File No. 001-37569) filed with the Securities and Exchange Commission on December 23, 2016).

10.3	†*	Asset Purchase Agreement, dated December 12, 2016, between Taro Pharmaceuticals North America, Inc. and Strongbridge Biopharma plc

10.4	†*	Supply Agreement, dated December 12, 2016, between Taro Pharmaceuticals North America, Inc. and Strongbridge Biopharma plc

10.5	†*	Loan and Security Agreement, dated December 28, 2016, among Oxford Finance LLC, Horizon Technology Finance Corporation, the other Lenders listed therein, and Strongbridge Biopharma plc, Cortendo Cayman Ltd., Cortendo AB (publ) and Strongbridge U.S. Inc.

Exhibit No.		Exhibit Title
23.1	*	Consent of Ernst & Young LLP

23.2	*	Consent of Ernst & Young AB

23.3		Consent of Arthur Cox (included in the opinion filed as Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page hereto).

†
Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

*
Previously filed.

Item 10.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the "Plan of Distribution" not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in Form F-3;

          (5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (b)   The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 8 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania on January 30, 2017.

STRONGBRIDGE BIOPHARMA PLC
By:	/s/ MATTHEW PAULS
	Name:	Matthew Pauls
	Title:	President and Chief Executive Officer (principal executive officer) and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on the dates and in the capacities indicated below:

NAME	TITLE	DATE

/s/ MATTHEW PAULS Matthew Pauls	President and Chief Executive Officer (principal executive officer) and Director	January 30, 2017
/s/ A. BRIAN DAVIS A. Brian Davis	Chief Financial Officer (principal financial officer and principal accounting officer) and authorized representative in the United States	January 30, 2017
* John H. Johnson	Chairman, Director	January 30, 2017
* Richard S. Kollender	Director	January 30, 2017
* Garheng Kong	Director	January 30, 2017
* Jeffrey Sherman	Director	January 30, 2017
* Marten Steen	Director	January 30, 2017

NAME		TITLE	DATE

* Hilde Steineger		Director	January 30, 2017
*By:	/s/ A. BRIAN DAVIS A. Brian Davis Attorney-in-Fact

 EXHIBIT INDEX

Exhibit No.		Exhibit Title
5.1		Legal Opinion of Arthur Cox

10.1	*	Securities Purchase Agreement, dated December 22, 2016, by and among Strongbridge Biopharma plc and the several purchasers signatory thereto (incorporated by reference to Exhibit 10.1 of the Form 6-K (File No. 001-37569) filed with the Securities and Exchange Commission on December 23, 2016).

10.2	*	Registration Rights Agreement, dated December 22, 2016, by and among Strongbridge Biopharma plc and the several purchasers signatory thereto (incorporated by reference to Exhibit 10.2 to the Form 6-K (File No. 001-37569) filed with the Securities and Exchange Commission on December 23, 2016).

10.3	†*	Asset Purchase Agreement, dated December 12, 2016, between Taro Pharmaceuticals North America, Inc. and Strongbridge Biopharma plc

10.4	†*	Supply Agreement, dated December 12, 2016, between Taro Pharmaceuticals North America, Inc. and Strongbridge Biopharma plc

10.5	†*	Loan and Security Agreement, dated December 28, 2016, among Oxford Finance LLC, Horizon Technology Finance Corporation, the other Lenders listed therein, and Strongbridge Biopharma plc, Cortendo Cayman Ltd., Cortendo AB (publ) and Strongbridge U.S. Inc.

23.1	*	Consent of Ernst & Young LLP

23.2	*	Consent of Ernst & Young AB

23.3		Consent of Arthur Cox (included in the opinion filed as Exhibit 5.1)

24.1	*	Power of Attorney (included on the signature page hereto).

†
Confidential treatment requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

*
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 8. Indemnification of Directors and Officers
  Item 9. Exhibits
  Item 10. Undertakings
SIGNATURES
EXHIBIT INDEX